UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2005

Prosoft Learning Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation.

At the close of trading on November 16, 2005, the Company’s stock had traded on the Pink Sheets for three full business days (See Item 3.01 below). This constituted an event of default under the terms of the Company’s Secured 8% Convertible Notes, which in turn triggered a cross-default to the Company’s Subordinated Secured Convertible Note (collectively “the Notes”). These defaults provide each of the holders of the Notes with the ability to require immediate repayment of the principal and interest currently owed under the Notes. The current outstanding principal and accrued interest on the Secured 8% Convertible Notes is approximately $572,240. The current outstanding principal and accrued interest on the Subordinated Secured Convertible Note is approximately $3,693,343. The Company is in active discussions with the holders of the Notes in an attempt to secure an agreement from each holder to forbear from exercising its rights and remedies, including acceleration of the Notes, resulting from the currently existing event of default.

No assurances can be given that the Company will be successful in obtaining such a forbearance agreement or, if successful, as to the amount of time during which the holders of the Notes will agree to forbear from accelerating the Notes. If the Notes are accelerated, absent any additional financing, the Company will be unable to repay the principal and interest owed and in serious financial jeopardy and may be forced to seek bankruptcy protection.

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2005, the Company’s securities were delisted from the Nasdaq SmallCap Market at the opening of business on that day. Previously, on November 3, 2005, the Company had received notice of a Nasdaq Staff Determination indicating that the Company’s common stock did not qualify for continued listing on The Nasdaq SmallCap Market based upon Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”). On May 6, 2005, the Nasdaq Staff had notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and as a result did not comply with the Rule. The Company was provided 180 calendar days, or until November 2, 2005 to regain compliance with the Rule. As of November 2, 2005, the Company had not regained compliance with the Rule and was not eligible for an additional 180 calendar day compliance period since it did not meet the Nasdaq Capital Market initial inclusion criteria set forth in the Rule.

The Company’s securities are currently trading under the “Pink Sheets” under the symbol POSO.PK. One of the Company’s market makers has made an application for the Company’s securities to be traded on the Over the Counter Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2005	Prosoft Learning Corporation (Registrant)

	By:	/s/ Tom D. Benscoter
Tom D. Benscoter, Chief Financial Officer